EXHIBIT 1

CHART REGARDING

EXECUTIVE OFFICERS AND DIRECTORS OF FILING PERSONS

Name	Director (D) and/or Executive Officer (EO) of Infogrames (I) and/or CUSH (C)	Citizenship / Jurisdiction of Organization	Principal Occupation or Employment	Principal Business	Address

Patrick Leleu	I (D) (EO) C (D (EO)	France	Chairman and Chief Executive Officer of Infogrames; Director and Chief Executive Officer of CUSH	Development and Distribution of Computer Software	Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Evence-Charles Coppée	I (D)	Belgium	Director of Infogrames	Development and Distribution of Computer Software	Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Jean-Michel Perbet	I (D) (EO)	France	Deputy Chief Operating Officer for Distribution and Director of Infogrames	Development and Distribution of Computer Software	Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Thomas Schmider	I (D) (EO) C (D) (EO)	France	Deputy Chief Operating Officer for Strategy and Development and Director of Infogrames; Director and President of CUSH	Development and Distribution of Computer Software	California U.S. Holdings, Inc. c/o Atari, Inc. 417 Fifth Avenue New York, NY 10016

Christophe Sapet	I (D)	France	Director	Development and Distribution of Computer Software	Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Name	Director (D) and/or Executive Officer (EO) of Infogrames (I) and/or CUSH (C)	Citizenship / Jurisdiction of Organization	Principal Occupation or Employment	Principal Business	Address

Dominique D’Hinnin	I (D)	France	Director and Audit Committee Chairman	Development and Distribution of Computer Software	Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Gina Germano	I (D)	United States	Director	Investment Fund Manager	Times Place, 45 Pall Mall, London SW1Y 5JG United Kingdom

Blue Bay Asset Management	I (D)	United Kingdom	Director represented by Eli Muraidekh	Investment Fund Manager	Times Place, 45 Pall Mall, London SW1Y 5JG United Kingdom

Michel Combes	I (D)	France	Director	Development and Distribution of Computer Software	Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France

Benoît Regnault de Maulmin	I (D)	France	Advisor	Development and Distribution of Computer Software	Infogrames Entertainment S.A. 1, Place Verrazzano 69252 Cedex 09 Lyon France